                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                             1933 Act      1940 Act
                                                            Reg. Number   Reg. Number
                                                           ------------   -----------
RiverSource Bond Series, Inc.                                   2-72174    811-3178
RiverSource California Tax-Exempt Trust                         33-5103    811-4646
RiverSource Dimensions Series, Inc.                             2-28529    811-1629
RiverSource Diversified Income Series, Inc.                     2-51586    811-2503
RiverSource Equity Series, Inc.                                 2-13188     811-772
RiverSource Global Series, Inc.                                33-25824    811-5696
RiverSource Government Income Series, Inc.                      2-96512    811-4260
RiverSource High Yield Income Series, Inc.                      2-86637    811-3848
RiverSource Income Series, Inc.                                 2-10700     811-499
RiverSource International Managers Series, Inc.               333-64010   811-10427
RiverSource International Series, Inc.                          2-92309    811-4075
RiverSource Investment Series, Inc.                             2-11328      811-54
RiverSource Large Cap Series, Inc.                              2-38355    811-2111
RiverSource Managers Series, Inc.                             333-57852   811-10321
RiverSource Market Advantage Series, Inc.                      33-30770    811-5897
RiverSource Money Market Series, Inc.                           2-54516    811-2591
RiverSource Sector Series, Inc.                                33-20872    811-5522
RiverSource Selected Series, Inc.                               2-93745    811-4132
RiverSource Series Trust                                     333-131683   811-21852
RiverSource Short Term Investments Series, Inc.                     N/A   811-21914
RiverSource Special Tax-Exempt Series Trust                     33-5102    811-4647
RiverSource Strategic Allocation Series, Inc.                   2-93801    811-4133
RiverSource Strategy Series, Inc.                               2-89288    811-3956
RiverSource Tax-Exempt Series, Inc.                             2-57328    811-2686
RiverSource Tax-Exempt Income Series, Inc.                      2-63552    811-2901
RiverSource Tax-Exempt Money Market Series, Inc.                2-66868    811-3003
RiverSource Variable Portfolio-Income Series, Inc.              2-73113    811-3219
RiverSource Variable Portfolio-Investment Series, Inc.          2-73115    811-3218
RiverSource Variable Portfolio-Managed Series, Inc.             2-96367    811-4252
RiverSource Variable Portfolio-Managers Series, Inc           333-61346   811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.        2-72584    811-3190
RiverSource Variable Portfolio-Select Series, Inc.           333-113780   811-21534
RiverSource Variable Series Trust                            333-146374   811-22127

Seligman Capital Fund, Inc.                                   002-33566   811-01886
Seligman Cash Management Fund, Inc.                           002-56805   811-02650
Seligman Common Stock Fund, Inc.                              002-10835   811-00234
Seligman Communications and Information Fund, Inc.            002-80168   811-03596
Seligman Core Fixed Income Fund, Inc.                         333-63546   811-10423
Seligman Frontier Fund, Inc.                                  002-92487   811-04078
Seligman Global Fund Series, Inc.                             033-44186   811-06485
Seligman Growth Fund, Inc.                                    002-10836   811-00229
Seligman High Income Fund Series                              002-93076   811-04103
Seligman Income and Growth Fund, Inc.                         002-10837   811-00525
Seligman LaSalle Real Estate Fund Series, Inc.               333-105799   811-21365
Seligman Municipal Fund Series, Inc.                          002-86008   811-03828
Seligman Municipal Series Trust                               002-92569   811-04250
Seligman New Jersey Municipal Fund, Inc.                      033-13401   811-05126
Seligman Pennsylvania Municipal Fund Series                   033-05793   811-04666
Seligman Portfolios, Inc.                                     033-15253   811-05221
Seligman TargetHorizon ETF Portfolios, Inc.                  333-126647   811-21788
Seligman Asset Allocation Series, Inc.                        333-85111   811-09545
Seligman Value Fund Series, Inc.                              333-20621   811-08031
Seligman LaSalle International Real Estate Fund, Inc.        333-141258   811-22031
Seligman Select Municipal Fund, Inc.                          033-32582   811-05976
                                                               (common)
                                                              033-33727
                                                            (preferred)
Tri-Continental Corporation                                           *   811-00266
(Common, Preferred, Warrants)

* Each time additional shares are registered for Tri-Continental Corporation, the SEC assigns a new '33 Act file number.

     hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 8th day of January, 2009.


/s/ Kathleen A. Blatz                   /s/ Stephen R. Lewis, Jr.
-------------------------------------   ----------------------------------------
Kathleen A. Blatz                       Stephen R. Lewis, Jr.


/s/ Arne H. Carlson                     /s/ John F. Maher
-------------------------------------   ----------------------------------------
Arne H. Carlson                         John F. Maher


/s/ Pamela G. Carlton                   /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Pamela G. Carlton                       Catherine James Paglia


/s/ Patricia M. Flynn                   /s/ Leroy C. Richie
-------------------------------------   ----------------------------------------
Patricia M. Flynn                       Leroy C. Richie


/s/ Anne P. Jones                       /s/ Alison Taunton-Rigby
-------------------------------------   ----------------------------------------
Anne P. Jones                           Alison Taunton-Rigby


/s/ Jeffrey Laikind                     /s/ William F. Truscott
-------------------------------------   ----------------------------------------
Jeffrey Laikind                         William F. Truscott